AMENDMENT TO AGREEMENT

THIS AMENDMENT TO AGREEMENT ("Amendment") is dated as of this 9th day of July, 2008 between Elizabeth Plaza ("Purchaser"), and Pharma-Bio Serv, Inc. (the "Company").

RECITALS

WHEREAS, the Sellers (as defined in the SPA) and Purchaser entered into that certain Securities Purchase Agreement dated December 12, 2007, as amended on even date herewith (the "SPA") pursuant to which Purchaser had agreed to purchase warrants to purchase an aggregate of Four Hundred Sixty Six Thousand, Six Hundred Sixty Seven (466,667) shares of common stock, par value $0.0001 (the "Warrants") of the Company in consideration for $0.77 per Warrant; and

WHEREAS, the Company and Purchaser entered into that certain Agreement dated December 12, 2007 (the "Agreement"), pursuant to which the Company was to pay an aggregate of Three Hundred Fifty Nine Thousand, Three Hundred and Thirty Three and 59/100 Dollars ($359,333.59) to Purchaser; and

WHEREAS, the Sellers and Purchaser desire to amend the SPA as provided in a separate agreement and the Company and Purchaser desire to amend the Agreement by entering into this Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

TERMS

1.  Definitions. Capitalized terms used herein and not defined herein shall have the meaning ascribed to such term as set forth in the Agreement and all references to Sections, shall mean the Sections of the Agreement unless reference is made to another document. Capitalized terms used herein and defined herein shall be substituted for any identical capitalized terms in the Agreement.

2.  Amendment to Agreement. The Agreement shall be amended as follows:

2.1  Section 0. Section 0 is deleted in its entirety and shall be identified as Section 1 and amended as follows:

"1. Agreement to Exercise Warrants. Upon the terms and conditions herein contained, Purchaser hereby agrees to exercise the Warrants simultaneously with the closing of the SPA. Purchaser shall exercise warrants by completing the completing the Purchase Form attached to each of the certificates evidencing the Warrants and submitting the completed Purchase Forms to the Company."

2.2  References to Notes. Any and all references to Promissory Notes or Notes, whether in the singular or plural, are hereby deleted in their entirety from the Agreement.

3.  Full Force and Effect. Except as specifically amended, modified or supplemented by this Amendment, the Agreement, as amended, shall remain unchanged and in full force and effect.

4.  Counterparts. This Amendment may be executed in any number of counterparts and by facsimile, each of which shall be deemed an original and all the counterparts taken together shall be deemed to constitute one and the same instrument.

5.  Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to its conflict of laws principles, and shall be subject to the terms and provisions of the Agreement, as amended hereby.

[Signatures on following page]

IN WITNESS WHEREOF, the Company and Purchaser have caused this Amendment to be duly executed by an authorized representative, as of the date first above written.

PURCHASER:

/s/ Elizabeth Plaza
Name: Elizabeth Plaza
363 Dorado Beach East
Dorado, Puerto Rico 00646

THE COMPANY:

PHARMA-BIO SERV, INC.

By:/s/ Elizabeth Plaza
Name: Elizabeth Plaza
Title: President & CEO
373 Mendez Vigo, Suite 100
Dorado, Puerto Rico 00646